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                                EXHIBIT INDEX

(a)(7)   Board Resolution for establishment of 91 subaccounts dated April 24,
         2007.

(h)(14) Copy of Amended and Restated Participation Agreement among MFS Variable Insurance Trust, IDS Life Insurance Company, American Enterprise Life Insurance Company and Massachusetts Financial Services Company, dated June 9, 2006.

(h)(21) Copy of Participation Agreement by and among Wells Fargo Variable Trust and RiverSource Life Insurance Company, RiverSource Distributors, Inc. and Wells Fargo Funds Distributor, LLC dated Oct. 31, 2005.

(h)(25) Copy of Amended and Restated Fund Participation Agreement dated October 16, 2006, by and among, American Enterprise Life Insurance Company, IDS Life Insurance Company, Ameriprise Financial Services, Inc., Lazard Asset Management Securities LLC and Lazard Retirement Series, Inc.

(h)(26) Copy of Fund Participation Agreement dated January 1, 2007, by and among, RiverSource Life Insurance Company, RiverSource Distributors, Inc., Lazard Asset Management Securities LLC and Lazard Retirement Series, Inc.

(h)(27) Copy of Amended and Restated Participation Agreement dated January 1, 2007, by and among, Royce Capital Fund, Royce & Associates LLC and RiverSource Life Insurance Company.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)   Calculations of Illustrations for VUL III.

(m)(2) Calculations of Illustrations for VUL IV/VUL IV-Estate Series before June 11, 2007.

(m)(3) Calculations of Illustration for VUL IV/VUL IV - Estate Series after June 11, 2007.

(m)(4) Calculations of Illustrations for VUL IV/VUL IV-Estate Series 2005 Revisions before June 11, 2007.

(m)(5) Calculations for VUL IV/VUL IV - Estate Series 2005 Revisions after June 11, 2007.

(n)(1) Consent of Independent Registered Public Accounting Firm for VUL IV/VUL IV-ES.

(n)(2)   Consent of Independent Registered Public Accounting Firm for VUL III.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated January 2, 2007.